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SCHEDULE 16 CALCULATIONS

WARBURG PINCUS FIXED INCOME FUND
FOR THE YEAR ENDED OCTOBER 31, 1997

ANNUALIZED TOTAL RETURNS WITH WAIVERS

COMMON SHARES

         One Year          ((10,977.85/10000)1/1-1)= 9.78%

         Three Year        ((13,199.92/10000)1/3-1)= 9.70%

         Five Year         ((14,646.45/10000)1/5-1)= 7.93%

         From Inception    ((22,519.67/10000)1/10.21644-1)= 8.27%

SERIES 2 SHARES

         One Year          ((10,950.70/10000)1/1-1)= 9.51%

         Three Year        ((00,000.00/10000)1/3-1)= 0.00%

         Five Year         ((00,000.00/10000)1/5-1)= 0.00%

         From Inception    ((11,381.12/10000)1/1.33151-1)= 10.20%

ANNUALIZED TOTAL RETURNS WITHOUT WAIVERS

COMMON SHARES

         One Year          ((10,969.63/10000)1/1-1)= 9.70%

         Three Year        ((13,147.44/10000)1/3-1)= 9.55%

         Five Year         ((14,553.15/10000)1/5-1)= 7.79%

         From Inception    ((22,153.33/10000)1/10.21644-1)= 8.10%

SERIES 2 SHARES

         One Year          ((10,938.37/10000)1/1-1)= 9.38%

         Three Year        ((00,000.00/10000)1/3-1)= 0.00%

         Five Year         ((00,000.00/10000)1/5-1)= 0.00%

         From Inception    ((11,364.17/10000)1/1.33151-1)= 10.08%